    EXHIBIT 10.16

PERKINELMER, INC.
SAVINGS PLAN
(Amended and Restated Effective January 1, 2021)

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TABLE OF CONTENTS
APPENDICES
i
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PERKINELMER, INC.
SAVINGS PLAN
INTRODUCTION
PerkinElmer, Inc. (previously known as EG&G, Inc.) has adopted this amendment and restatement of the PerkinElmer, Inc. Savings Plan (the “Plan”) effective as of January 1, 2021. Prior to October 26, 1999, the Plan was known as the EG&G, Inc. Savings Plan. The Plan was last amended and restated effective as of January 1, 2012.
The Plan is intended to provide eligible participants with a convenient way to save on a regular and long-term basis, all as set forth herein and in the trust agreement adopted as a part of the Plan. The benefits provided to any individual under the Plan will depend upon the investment results achieved under such agreement and, accordingly, may vary with respect to each individual. The Plan is a profit-sharing plan which includes a cash or deferred arrangement and provides for employer matching contributions and employee after-tax contributions. It is intended that the Plan and trust shall at all times be qualified and tax-exempt within the meaning of Sections 401(a), 401(k), 401(m) and 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended, and any other applicable provisions of law. In addition, the Plan will comply with the provisions of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) as provided on Appendix G.
Except as specified herein, the provisions of the Plan as contained herein shall apply only to those persons who are in the service of an Employer (as defined herein) on or after January 1, 2021. The rights and benefits, if any, of an Employee who terminated before January 1, 2021 shall be determined in accordance with the provisions of the Plan as in effect on the date his employment terminated except as otherwise provided herein.
On December 19, 2017, the Company acquired EUROIMMUN US Incorporated which maintained the Euroimmun US Retirement Plan and EUROIMMUN US Incorporated previously became an Adopting Employer effective as of January 1, 2019. Effective on April 15, 2019, the Euroimmun US Retirement Plan merged into the Plan and the value of the accounts of the participants in the Euroimmun US Retirement Plan were transferred to the Plan.

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Article I

DEFINITIONS
When used herein the following terms shall have the following meanings:
1.1    “Account” means the account or accounts established and maintained in respect of a Participant pursuant to Section 5.1.
1.2    “Actual Deferral Percentage” means the ratio (expressed as a percentage) of the Before-Tax Contributions made on behalf of the Eligible Employee for the Plan Year to the Eligible Employee’s Compensation for the Plan Year.
1.3    “Adjustment Factor” means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.
1.4    “Administrator” means the Committee or its delegate.
1.5    “After-Tax Contribution Account” means the Account to which is credited a Participant’s After-Tax Contributions and earnings or losses on those contributions.
1.6    “After-Tax Contributions” means the amounts contributed by a Participant pursuant to Section 3.2.
1.7    “Annual Addition” means, for any Limitation Year, the sum of all contributions and forfeitures allocated to the Participant’s Accounts, other than his Rollover Account.
1.8    “Authorized Leave of Absence” means any leave of absence granted by an Employer under the Employer’s leave of absence policy, including a leave granted to an Employee who is absent from work due to either (a) the pregnancy of such Employee, (b) the birth of a child of the Employee, (c) the placement of a child in connection with the adoption of the child by the Employee, or (d) for purposes of caring for the child during the period immediately following the birth or placement for adoption.
1.9    “Average Actual Deferral Percentage” means the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Employees in a group.
1.10    “Average Contribution Percentage” means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Employees in a group.
1.11    “Before-Tax Contribution Account” means the Account to which is credited Before-Tax Contributions made on behalf of a Participant pursuant to Section 3.1 and earnings or losses on those contributions.
1.12    “Before-Tax Contributions” means the contributions made to the Plan by the Employer on behalf of a Participant who has elected to reduce his Compensation by a like amount pursuant to Section 3.1.
1.13    “Beneficiary” means the beneficiary or beneficiaries designated pursuant to Section 2.2(c) to receive the amount, if any, payable under the Plan upon the death of a Participant.

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1.14    “Board of Directors” means the board of directors of the Company.
1.15    “Code” means the Internal Revenue Code of 1986, as now in effect or hereafter amended. Reference to a Code Section shall include reference to any final Treasury regulations issued thereon.
1.16    “Committee” means the Administrative Committee of the Company.
1.17     “Company” means PerkinElmer, Inc. or any successor thereto.
1.18    “Company Stock” means common stock of the Company.
1.19    “Company Stock Fund” means an investment option that is a unique fund investing primarily in Company Stock.
1.20    "Compensation" means, for each part of a Plan Year that a Participant is eligible to make Before-Tax or After-Tax Contributions, base pay, overtime, shift differentials, commissions, other cash additives to base pay, incentive awards, bonuses and salary deferrals under any salary reduction agreement under Section 125 or 401(k) of the Code. Compensation shall also include elective amounts that are not includible in the gross income of the Participant under Section 132(f) of the Code.
Compensation excludes equity-related compensation, reimbursements or other expenses allowances, relocation allowances, per diem allowances, hardship allowances, foreign service premiums, cost-of-living allowances, deferred compensation, severance pay and other welfare benefits. The following bonus payments are not included as Compensation for Plan purposes: patent awards; reward and recognition bonuses; sign-on bonuses; referral bonuses; retention bonuses; and any other irregular bonuses.
The annual Compensation of each Participant taken into account for all Plan purposes shall not exceed $200,000 as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Section 401(a)(l 7)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (the "determination period") beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the limit referred to above will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.
For other specific purposes described in the Plan, "Compensation" shall have the meanings set forth in the respective provisions.
1.21    “Computation Period” means a 12-month period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date, if applicable, and anniversaries thereof.
1.22    “Contribution Percentage” means the ratio (expressed as a percentage) for each Eligible Employee of the sum of the After-Tax Contributions made by such Eligible Employee and Matching Contributions made under the Plan on behalf of the Eligible Employee for the Plan Year to the Eligible Employee’s Compensation for the Plan Year.
1.23    “Disability” means a Participant’s physical or mental condition, as determined by the Social Security Administration, that renders him eligible to receive disability benefits under Title II of the Social Security

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Act, as amended from time to time. The Administrator will apply the provisions of this Section 1.23 in a nondiscriminatory, consistent and uniform manner.
1.24    “Early Retirement Date” means the first day of any month which is not more than ten (10) years prior to a Participant’s Normal Retirement Date, which a Participant, who will then have completed at least ten (10) Years of Service, elects, on a form and in a manner prescribed by the Administrator, as a date on which he wishes to retire.
1.25    “Effective Date” means January 1, 2021, the date as of which this amendment and restatement of the Plan is effective except as otherwise specifically provided herein. The rights and benefits, if any, of each other Employee shall be determined in accordance with the respective provisions of the Plan in effect on the date such Employee terminated service.
1.26    “Eligible Employee” means any Employee of the Employer, other than: (a) a leased employee within the meaning of Section 414(n)(2) of the Code, (b) any person who is included in a unit of employees covered by an agreement recognized for purposes of collective bargaining with the Employer, provided retirement benefits have been the subject of good faith bargaining and such bargaining does not provide for coverage under the Plan, (c) an Employee who is a nonresident alien deriving no earned income from the Employer which constitutes income from sources within the United States and (d) an Employee who is on temporary assignment in the United States or who is on indefinite assignment in the United States and remains an active participant in his or her home country pension or retirement program.
1.27    “Employee” means any person employed by the Employer, other than an independent contractor. Employee shall also include leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding any other provision of the Plan, the term “Employee” shall not include any employee, independent contractor, leased employee or other individual unless such individual is contemporaneously treated by the Employer as an employee for purposes of the Plan (without regard to any subsequent recharacterization or inconsistent determination made by any person or entity or by any court, agency or other authority with respect to such individual whenever effective).
1.28    “Employer” means the Company and any subsidiary or affiliated organization of the Company that, with the approval of the Committee and subject to such considerations as the Committee may impose, adopts the Plan.
In determining Compensation for the purposes of determining who is a Highly Compensated Employee under Section 1.37, in determining a Participant’s Hours of Service, in determining whether an election to change the Limitation Year has been made in accordance with Section 1.39, in determining a Participant’s Severance from Employment under Section 1.54, in determining the limitation on Before-Tax Contributions under Section 3.1(b) in determining the Average Actual Deferral Percentages under Section 3.7 and the Average Contribution Percentages under Section 3.11, in determining the limitations on Annual Additions under Section 3.13 or period of absence for purposes of Section 7.4 and in determining whether the Plan is Top-Heavy under Article X, the term “Employer” shall include any other corporation or other business entity that must be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code, but only for such periods of time when the Employer and such other corporation or other business entity must be aggregated as aforesaid. For purposes of Section 3.13, such definition of “Employer” shall be modified by Section 415(h) of the Code.

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1.29    “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service.
1.30    [Reserved]
1.31    “ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.
1.32    “Excess Aggregate Contributions” means After-Tax Contributions and Matching Contributions in excess of the Contribution Percentage limit, as described in Section 401 (m)(6)(B) of the Code.
1.33    “Excess Contributions” means Before-Tax Contributions in excess of the Actual Deferral Percentage limit, as described in Section 401(k)(8)(B) of the Code.
1.34    “Excess Deferrals” means Before-Tax Contributions in excess of the limits imposed by Section 402(g) of the Code.
1.35    “Fund” or “Investment Fund” means the investment funds established under Article V, or any of them.
1.36    “Hardship” means an immediate and heavy financial need, as determined by the Administrator on a uniform and nondiscriminatory basis, that arises on account of (a) medical expenses described in Section 213(d) of the Code previously incurred by the Participant, his spouse, any dependents of the Participant (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code) or his Beneficiary or amounts necessary for these persons to obtain medical care described in Section 213(d) of the Code, (b) the purchase (excluding mortgage payments) of a principal residence for the Participant, (c) tuition expenses for the next twelve (12) month period of post-secondary education for the Participant, his spouse, any dependents of the Participant (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code) or his Beneficiary, (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence, (e) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependent (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code) or Beneficiary, (f) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (effective January 1, 2019, determined without regard to whether the loss exceeds 10% of adjusted gross income and regardless of whether the loss is attributable to a federally declared disaster); (g) expenses or losses because the employee's principal residence, or principal place of employment, is in a federally declared disaster area; or (h) for any other purposes permitted by the IRS in its rulings or published guidance as deemed immediate and heavy financial need for purposes of Code Section 401(k).
1.37    “Highly Compensated Employee” means any Employee who performs services for the Employer during the determination year and who (a), during the look-back year, received Compensation from the Employer in excess of $100,000, multiplied by the Adjustment Factor, or (b) was a five percent (5%) Owner, as defined in Section 10.7, during the determination year or lookback year.
For purposes of this definition, the determination year is the Plan Year; the look-back year is the twelve (12) month period preceding the Plan Year. A highly compensated former Employee shall be treated as a Highly Compensated Employee if he separated from service (or is deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

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The determination of who is a Highly Compensated Employee, including the determination of the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the Regulations thereunder. For purposes of this Section 1.37, Compensation means compensation within the meaning of Section 415(c)(3) of the Code.
1.38    “Hour of Service” means, with respect to any applicable Computation Period:
(a)    each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for the Employer.
(b)    each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 such hours on account of any single continuous period during which no duties are performed; and
(c)    each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer.
No hours shall be credited on account of any period during which an Employee performs no duties and receives payment solely for the purpose of reimbursement for medical or medically related expenses incurred by the Employee for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws.
If an Employee’s work records are not kept on an hourly basis, he shall be credited with 190 Hours of Service for each month in which he would have been credited with an Hour of Service.
Solely to the extent required by the Family and Medical Leave Act of 1993 (FMLA), an Employee shall be credited with Hours of Service while on a leave of absence protected under FMLA.
The same Hours of Service shall not be credited under more than one of the above clauses (a), (b) or (c); and each hour credited to an Employee under clause (a), (b) or (c) above shall be credited in accordance with Section 2530.200b-2(b) and (c) of the U.S. Department of Labor’s Regulations, which hereby are incorporated by reference.
An Employee shall be considered as accruing Hours of Service in accordance with his normal work week for each week: (1) while on an Authorized Leave of Absence, if at or before the end of such leave, the Employee returns to service with the Employer, or (2) the Employee is laid off due to reduction in force if he returns to service with the Employer within one (1) year of the date the layoff began. An Employee who fails to return to service with the Employer at the end of an Authorized Leave of Absence or within one (1) year of a layoff due to reduction in force shall be deemed to have terminated service on the date the absence or layoff began and shall cease accruing Hours of Service as of the date the absence or the layoff began. An Employee who dies, incurs a Disability or retires on an Early Retirement Date or Normal Retirement Date while on an Authorized Leave of Absence shall, despite the foregoing, continue to accrue Hours of Service until his date of death, Disability or retirement, as the case may be.
1.39    “Limitation Year” means the calendar year, unless otherwise selected by the Employer in a manner consistent with that described in the Regulations issued pursuant to Section 415 of the Code.

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1.40    “[Reserved]
1.41    “Matching Contribution Account” means the Account to which are credited any Matching Contributions made on behalf of the Participant and earnings or losses on those contributions.
1.42    “Matching Contributions” means the amounts contributed on behalf of a Participant pursuant to Section 3.3.
1.43    “Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.
1.44    “Normal Retirement Age” means social security retirement age as defined in Code Section 415(b)(8), based on the year of a Participant's birth.
1.45    “Normal Retirement Date” means the first day of the month following the date the Participant reaches Normal Retirement Age.
1.46    “One-Year Break in Service” means a Computation Period in which a Participant completes no more than 500 Hours of Service.
1.47    “Participant” means any Eligible Employee participating in the Plan as provided in Article II or any former Employee whose participation has not ceased pursuant to Section 2.7.
1.48    “Plan” means the PerkinElmer, Inc. Savings Plan, as set forth herein and as amended from time to time.
1.49    “Plan Year” means the twelve (12) month period commencing on each January 1st on or after the Effective Date and ending on the next following December 31st.
1.50    “Reemployment Commencement Date” means the first date following a One Year Break in Service on which the Employee again performs an Hour of Service.
1.51    “Regulations” means the Treasury regulations issued under the Code or any other applicable law by the Internal Revenue Service and any proposed or temporary regulations or rules pending the issuance of such regulations.
1.52    “Rollover Account” means the Participant’s Account to which is credited any Rollover Contribution made by the Participant and earnings or losses on that contribution.
1.53    “Rollover Contribution” means a contribution made by a Participant pursuant to Section 3.4.
1.54    “Severance from Employment” means the termination of the Employee’s employment relationship with the Employer, determined in accordance with Treasury Regulation Section 1.401(k)-1(d)(2).
1.55    “Spouse” means the person to whom a Participant is legally married on the earlier of (a) the date on which the Participant's Account balances are distributed due to the Participant's Severance from Employment, or (b) the Participant's date of death. For all purposes under the Plan prior to June 26, 2013, the Plan's determination of “spouse” and “marriage” was made in accordance with Federal law as in effect prior to the decision in United States

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v. Windsor. On and after June 26, 2013, “spouse” and “marriage” shall be interpreted consistent with United States v. Windsor and IRS guidance, including Rev. Rul. 2013-17 and IRS Notice 2014-19.
1.56    “Trust Agreement” means the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan.
1.57    “Trust Fund” means the assets of the Plan held in trust by the Trustee in accordance with the Trust Agreement.
1.58    “Trustee” means the trustee or trustees by whom the assets of the Plan are held in accordance with the Trust Agreement.
1.59    [Reserved].
1.60    “Valuation Date” means any business day on which the New York Stock Exchange is open for and conducting business, or any more frequent date designated by the Administrator or the Trustee.
1.61    “Year of Service” means a Computation Period during which an individual completes at least 1,000 Hours of Service.
Wherever used herein, the singular includes the plural and the masculine includes the feminine, unless the context clearly requires otherwise.
Article II

ELIGIBILITY AND PARTICIPATION
2.1    Eligibility
(a)    Each Eligible Employee who was participating in the Plan on December 31, 2020 shall continue as a Participant on the Effective Date.
(b)    Each other Eligible Employee not yet a Participant shall be eligible to become a Participant on or after the date he first completes an Hour of Service for the Employer as an Eligible Employee.
2.2    Information
(a)    Each Eligible Employee who completes the requirements of Section 2.1 shall become a Participant as soon as administratively practicable following the date on which he becomes eligible for participation pursuant to Section 2.1 by making an election in accordance with procedures established and uniformly applied by the Administrator that:
(i)    indicates whether he is electing under Section 3.1 to have his Compensation reduced and, if appropriate, directs the Employer to contribute an equal amount to the Plan as Before-Tax Contributions and/or elects to make After-Tax Contributions pursuant to Section 3.2;
(ii)    authorizes the Employer to make regular payroll deductions;

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(iii)    makes an investment election; and
(iv)    names a Beneficiary.
(b)    An Eligible Employee who does not, within 35 days after his or her Employment Commencement Date, either authorize his or her Participating Employer to make a Before-Tax Contribution on his or her behalf or notify the Committee that the Employee declines to authorize the making of a Before-Tax Contribution on his or her behalf, shall be deemed to have authorized his or her Employer to make a Before-Tax Contribution on his or behalf of 3% of his or her Compensation, beginning with the first payroll period that begins after the 35th day following the Participant’s Employment Commencement Date. Such Contribution shall continue until the Participant terminates employment with the Employer, or suspends or changes the Before-Tax Contribution in accordance with Section 3.5. In the case of an Eligible Employee employed by EUROIMMUN US, Incorporated on December 1, 2018 (or such earlier date in November, 2018 as determined by the Administrator), the automatic enrollment provisions of Section 2.2 shall be applied by treating December 1, 2018 as the Eligible Employee's Employment Commencement Date and January 1, 2019 as the effective date of commencement of autoenrollment contributions (absent an Eligible Employee’s affirmative decline within such 30-day period). In the case of an Eligible Employee employed by Cisbio US Inc. on July 1, 2019, the automatic enrollment provisions of Section 2.2 shall be applied (absent an Eligible Employee’s affirmative decline within such 30-day period). In the case of an eligible Employee employed by Solus Scientific Solutions Inc. on August 1, 2019, the automatic enrollment provisions of Section 2.2 shall be applied (absent an Eligible Employee’s affirmative decline within such 30-day period).
(c)    Each Participant may file a designation with the Administrator naming as Beneficiary a person, persons or entity to receive benefits payable upon his death. A Participant may at any time revoke or change his Beneficiary designation by filing a new designation with the Administrator. Any Beneficiary designation or revocation or change thereof naming as primary Beneficiary a person, persons or entity other than the Participant’s Spouse must be made with the written consent of the Participant’s Spouse acknowledging the effect of such designation, revocation or change and witnessed by a notary public. Written consent of the Participant’s Spouse shall not be required if it is established to the satisfaction of the Administrator that there is no Spouse, the Spouse cannot be located or under other circumstances as may be prescribed in Regulations. If the Participant is unmarried and fails to designate a Beneficiary or the Beneficiary does not survive the Participant, the benefits payable upon the death of the Participant will be paid to the Participant’s estate.
2.3    Eligibility upon Reemployment
Any person reemployed by an Employer as an Eligible Employee shall again be eligible to become a Participant as of his Reemployment Commencement Date.
2.4    Transferred Employees
(a)    A Participant who remains in the employ of the Employer but ceases to be an Eligible Employee shall continue to be a Participant and shall be credited with Hours of Service, but he shall not be eligible (i) to have Before-Tax Contributions made on his behalf, or (ii) to contribute After-Tax Contributions for as long as his employment status is other than that of an Eligible Employee. Any Compensation of such a Participant while he has an employment status other than that of an Eligible Employee shall be disregarded for all Plan purposes.
(b)    If an Employee transfers from an employment status with an Employer other than as an Eligible Employee and thereby becomes an Eligible Employee, he shall be eligible to become a Participant and have

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Before-Tax Contributions made on his behalf and contribute After-Tax Contributions as of as soon as administratively practicable following the date on which he becomes an Eligible Employee.
Article III

CONTRIBUTIONS AND ALLOCATIONS
3.1    Before-Tax Contributions
(a)    An Eligible Employee who meets the requirements of Section 2.1 may, by advance notice in accordance with procedures prescribed by the Administrator, elect to have his subsequent Compensation reduced by means of payroll deduction and to have an equal amount contributed to the Plan on his behalf as Before-Tax Contributions of up to 90% of his Compensation (minus any amount necessary to cover contributions for other benefit programs elected by the Employee, pay applicable employment or other payroll taxes or frequently required deductions such as child support). Such reduction amount shall be in one percent (1%) increments and shall be reduced by the amount of any After-Tax Contributions made on his behalf pursuant to Section 3.2. Such reduction shall commence effective with the first payroll period thereafter.
(b)    In no event will the Before-Tax Contributions made on behalf of a Participant for any calendar year exceed the dollar limitation contained in Section 402(g) of the Code, reduced by the amount of the Participant’s other before-tax contributions made through the Employer for the calendar year, except to the extent permitted under Section 3.1(e).
(c)    Before-Tax Contributions shall be deposited in the Plan by the Employer (whether or not the Employer has current profits or retained earnings) in a manner to be determined by the Administrator, but in any event such Before-Tax Contributions shall be paid to the Trustee on the earliest date on which the Before-Tax Contributions can reasonably be segregated from the Employer’s general assets.
(d)    If Before-Tax Contributions are returned to the Employer under Section 3.14, the elections to reduce Compensation that were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which returned contributions were made.
(e)    All Employees who are eligible to make Before-Tax Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. The maximum amount of catch-up contributions that a catch-up eligible Participant may make during a Plan Year shall not exceed the limit described in Treasury Regulation Section 1.414(v)-1(c).
Matching Contributions described in Section 3.3 shall, in no event, be made on account of catch-up contributions.
(f)    Except for occasional, bona fide administrative considerations, a Participant’s Before-Tax Contributions cannot precede the earlier of (1) the performance of services relating to the Before-Tax Contribution

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and (2) the date the Compensation subject to the Before-Tax Contribution would be available in the absence of an election to defer.
3.2    After-Tax Contributions
An Eligible Employee who meets the requirements of Section 2.1 may, by advance notice in accordance with procedures prescribed by the Administrator, elect to contribute to the Plan by means of payroll deduction After-Tax Contributions of a percentage of his Compensation, in one percent (1%) increments.
3.3    Matching Contributions
(a)    Generally.
(i)    The Employer shall make a Matching Contribution on behalf of each Participant equal to one hundred percent (100%) of the total Before-Tax and After-Tax Contributions made by the Participant during the pay period not exceeding five percent (5%) of the Participant’s Compensation for the pay period. Matching Contributions under this paragraph (a) shall be transmitted to the Trustee within a reasonable time following the close of each pay period throughout the Plan Year but in any event no later than the date required by applicable law in order to permit the Employer a deduction for such contributions for its taxable year.
(ii)    The Employer shall make an additional Matching Contribution on behalf of each Participant who is employed on December 1 of such Plan Year (or whose employment terminates during the Plan Year because of death, Disability, retirement on or after Normal Retirement Age or Retirement on an Early Retirement Date) so that such Participant receives a total Matching Contribution for the Plan Year equal to 100% of the total Before-Tax and After-Tax Contributions made by the Participant during the Plan Year not exceeding five percent (5%) of the Participant’s Compensation for the Plan Year. Matching Contributions under this paragraph (b) shall be transmitted to the Trustee within a reasonable time following the close of the Plan Year but in any event no later than the date required by applicable law in order to permit the Employer a deduction for such contributions for its taxable year.
(iii)    In applying the provisions of paragraph (i) or (ii), Participant contributions shall be matched in the following order: (1) Before-Tax Contributions and (2) After-Tax Contributions.
(b)    Notwithstanding any other provisions of the Plan, the Employer may act to suspend, reduce or eliminate Matching Contributions. The Employer shall communicate any such action to all Participants for the applicable Plan Year to which the suspension, reduction or elimination first relates and may rescind such action at any time.
(c)    For purposes of this Section 3.3, a Participant’s Before Tax Contributions do not include Before Tax Contributions that are Excess Deferrals or catch up contributions under Section 414(v) of the Code. For this purpose, Excess Deferrals relate first to Before Tax Contributions for the Plan Year not otherwise eligible for Matching Contributions.
(d)    Matching Contributions may not be made prior to (1) the date the Before Tax Contribution election is made; (2) the performance of services relating to the Before Tax Contributions (on which the Matching Contributions are made), or (3) the date the Before Tax Contributions are made.

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3.4    Rollover Contributions
(a)    An Eligible Employee, whether or not a Participant, may, by notice received by the Administrator and under such terms and conditions as the Administrator shall determine, make a Rollover Contribution to the Plan and Trust Fund. The Administrator may require the Employee to submit such evidence and documentation as the Administrator determines necessary to be assured that the proposed contribution qualifies as a Rollover Contribution.
A Rollover Contribution is (i) a distribution of an “eligible rollover distribution” (as defined in Section 402(c)(4) of the Code) from an employee retirement plan qualified under Section 401(a) or 403(a) of the Code, including after-tax employee contributions, (ii) an annuity contract described in Section 403(b) of the Code excluding after-tax employee contributions, (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, (iv) a distribution from an individual retirement account or individual retirement annuity described in Section 408 of the Code comprised solely of amounts attributable to a “rollover contribution” (as defined in Section 408(d)(3) of the Code) from an employee retirement plan qualified under Section 401(a) or 403(a) of the Code or (v) an amount transferred directly to the Trust Fund in a manner meeting the requirements of a direct transfer of an eligible rollover distribution pursuant to Section 401(a)(31) of the Code.
(b)    Unless otherwise determined by the Administrator, the amount to be accepted must be paid in cash or bank check.
(c)    The amount received pursuant to this Section 3.4 shall be transferred to the Trust Fund and credited to a separate Rollover Account maintained by the Administrator for the Employee in accordance with Article V herein.
3.5    Changes in Contributions
The percentage of contributions designated by a Participant pursuant to Section 3.1 and/or Section 3.2 shall automatically apply to increases and decreases in his Compensation. A Participant may, in accordance with applicable administrative procedures, change the percentage of his Compensation to be contributed to the Plan as Before-Tax Contributions and/or After-Tax Contributions. Any such change shall be subject to the applicable provisions of Sections 3.1 and 3.2. The changed percentage shall remain in effect until subsequently changed.
3.6    Suspension and Resumption of Contributions
(a)    A Participant may, by giving advance notice in accordance with applicable administrative procedures, elect to suspend his Before-Tax Contributions and/or After-Tax Contributions. Such suspension shall commence effective with the first payroll period thereafter.
(b)    A Participant who has suspended his Before-Tax Contributions and/or After-Tax Contributions may, by giving advance notice in accordance with applicable administrative procedures, elect to resume contributions. Such resumption shall commence effective with the first payroll period thereafter.
3.7    Actual Deferral Percentage Test
(a)    For each Plan Year, the Average Actual Deferral Percentage for the group of all Highly Compensated Employees who are eligible to participate in the Plan must bear a relationship to the Average Actual

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Deferral Percentage for the group of all Nonhighly Compensated Employees who are eligible to participate in the Plan that satisfies at least one of the following tests:
(i)    the Average Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Actual Deferral Percentage for said group of Nonhighly Compensated Employees for that Plan Year multiplied by 1.25; or
(ii)    the Average Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not exceed 2 percentage points more than the Average Actual Deferral Percentage for said group of Nonhighly Compensated Employees for that Plan Year, and the Average Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Actual Deferral Percentage for said group of Nonhighly Compensated Employees for that Plan Year multiplied by 2.
    The Plan utilizes the current year testing method described in Treas. Reg. section 1.40l(k)-2(a)(2).
(b)    If Before-Tax Contributions are made to the Plan for a Plan Year for a Highly Compensated Employee who also is eligible to have salary reduction contributions allocated to his account under another plan maintained by the Employer that provides a cash or deferred arrangement described in Section 401(k) of the Code, the Actual Deferral Percentage for that Highly Compensated Employee shall be calculated as if all such other plans are part of the Plan. However, if a Highly Compensated Employee participates in two or more cash or deferred arrangements that are parts of plans that have different plan years, the cash or deferred arrangements shall be treated as a single arrangement with respect to the plan years ending with or within the same calendar year.
(c)    If the Plan satisfies the requirements of Sections 401(k), 401 (a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, this Section shall be applied by determining the Actual Deferral Percentages of Employees as if all such plans were a single plan. However, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.
(d)    For the purposes of satisfying the requirements of Sections 401(k), 401 (a)(4) or 410(b) of the Code, the Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(k), 401 (a)(4) and 410(b) of the Code and the Regulations thereunder.
(e)    For purposes of determining the Actual Deferral Percentage, Before-Tax Contributions must be made before the last day of the twelve (12) consecutive month period immediately following the Plan Year to which those contributions relate.
3.8    Reductions during Plan Year
If, during the Plan Year, the Administrator determines that the Actual Deferral Percentage test provided in Section 3.7(a), the Average Contribution Percentage Test provided in Section 3 .11 or the Maximum Annual Addition limit provided in Section 3 .13 is not met at the time of its review or is not likely to be met if a Participant's rate of Before-Tax Contributions or After-Tax Contributions continue to be made on behalf of a Highly Compensated Employee Participant (or any Participant, in the case of a potential excess of the Maximum Annual Addition for such Participant), the Administrator, in its sole discretion, may reduce the rate (to zero (0) if necessary) of Before-Tax Contributions or After-Tax Contributions, as applicable, that would have been made during the

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remainder of the Plan Year for any Participant. To meet the Average Actual Deferral Percentage requirements of Section 3.7(a), any such decrease shall be applied first to Participants who are Highly Compensated Employees whose Actual Deferral Percentages represent the highest such Percentage, then in decreasing order to Participants whose Actual Deferral Percentages represent the next highest such Percentage, until the provisions of Section 3.7(a) are satisfied. A similar methodology shall be used in the case of reductions with respect to the Average Contribution Percentage Test.
3.9    Return of Excess Contributions after End of Plan Year
(a)    If, after the last day of the Plan Year, the Administrator determines that the Average Actual Deferral Percentage requirements of Section 3.7(a) have not been satisfied, the Administrator, within 2½ months after the end of the Plan Year (but not later than the last day of the next Plan Year), shall distribute the Excess Contributions, adjusted for any income or loss, to all affected Participants who are Highly Compensated Employees. The Administrator shall calculate any Excess Contributions after determining the amount of Excess Deferrals pursuant to Section 3.1(b). The amount of Excess Contributions to be distributed shall be reduced by any Excess Deferrals previously distributed to the Participant for the tax year ending with or within the Plan Year. The amount of Excess Deferrals to be distributed for a tax year shall be reduced by any Excess Contributions previously distributed for the Plan Year beginning with or within the Participant’s tax year.
(b)    The income or loss allocable to Excess Contributions for the Plan Year shall be determined by multiplying the income or loss allocable to the Participant’s Before-Tax Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the Plan Year and the denominator of which is the Participant’s Account balance attributable to Before-Tax Contributions on the last day of the Plan Year, without regard to any income or loss during the Plan Year. No income or loss shall be attributable to the period between the end of the Plan Year and the date of the distribution.
(c)    The amount of Excess Contributions for Highly Compensated Employees shall be determined as provided in this paragraph. First, the Actual Deferral Percentage of the Highly Compensated Employee with the highest such Percentage will be reduced to the extent necessary to satisfy the Actual Deferral Percentage test or cause the percentage for that Highly Compensated Employee to equal the percentage for the Highly Compensated Employee with the next highest such Percentage. Second, this process will be repeated until the Actual Deferral Percentage test is satisfied. The total of such Excess Contributions shall then be distributed to Highly Compensated Employees in descending order commencing with the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions and other contributions to be distributed in order to satisfy the Actual Deferral Percentage test, consistent with the final regulations under Section 401(k) of the Code.
(d)    Excess Contributions distributed to Participants in accordance with this Section 3.9 shall be distributed in the following order: (i) from the Participant’s Before-Tax Contribution Account, to the extent such Contributions are not subject to Matching Contributions, and (ii) from the Participant’s Before-Tax Contribution Account, to the extent such Contributions are subject to Matching Contributions. If Excess Contributions are distributed to Participants in accordance with this Section 3.9, the Participant shall immediately forfeit all Matching Contributions that were made to match such distributed Excess Contributions.
(e)    Notwithstanding the foregoing, Excess Contributions will not be adjusted for income or loss from the period between the last day of the Plan Year and the date of distribution.

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3.10    Distribution of Excess Deferrals
(a)    A Participant may state a claim for the return of Excess Deferrals and such Excess Deferrals, adjusted for any income or loss, shall be distributed if administratively practicable no later than the April 15th following the calendar year for which such allocable Excess Deferrals are made. The Participant’s claim shall be made in accordance with procedures established by the Administrator, shall be submitted to the Administrator no later than March 1st, shall specify the Participant’s Excess Deferrals for the preceding calendar year, and shall be accompanied by the Participant’s statement that such amounts, if not distributed, will constitute Excess Deferrals.
(b)    The income or loss allocable to Excess Deferrals for the Plan Year shall be determined by multiplying the income or loss allocable to the Participant’s Before-Tax Contributions for the Plan Year by a fraction, the numerator of which is the Excess Deferrals on behalf of the Participant for the Plan Year and the denominator of which is the Participant’s Account balance attributable to Before-Tax Contributions on the last day of the Plan Year, without regard to any income or loss during the Plan Year.
(c)    If Excess Deferrals have previously been distributed within the Plan Year, the Plan shall offset such distribution from the amount of the Participant’s Excess Contributions to be distributed for such Plan Year. In addition, the amount of Excess Deferrals that may be distributed for a Participant by the Plan for a Plan Year shall be reduced by the amount of Excess Contributions previously distributed.
3.11    Contribution Percentage Test
(a)    For each Plan Year, the Average Contribution Percentage for the group of all Highly Compensated Employees who are eligible to participate in the Plan must bear a relationship to the Average Contribution Percentage for the group of all Nonhighly Compensated Employees who are eligible to participate in the Plan that satisfies at least one of the following tests:
(i)    The Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Contribution Percentage for said group of Nonhighly Compensated Employees for that Plan Year multiplied by 1.25; or
(ii)    The Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not exceed 2 percentage points more than the Average Contribution Percentage for said group of Nonhighly Compensated Employees for that Plan Year, and the Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Contribution Percentage for said group of Nonhighly Compensated Employees for that Plan Year multiplied by 2.
The Plan utilizes the current year testing method described in Treas. Reg. section l.401(m)-2(a)(2).
(b)    If After-Tax Contributions and/or Matching Contributions are made to the Plan for a Plan Year for a Highly Compensated Employee who also is eligible to have after-tax contributions and/or matching contributions allocated to his account under another plan maintained by the Employer that is qualified under Section 401(a) of the Code, the Contribution Percentage for that Highly Compensated Employee shall be calculated as if all such other plans are part of the Plan. If a Highly Compensated Employee participates in two (2) or more plans that have different plan years, this Section 3.11(b) shall be applied by treating all plans that have plan years ending with or within the same calendar year as a single plan.

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(c)    If the Plan satisfies the requirements of Sections 401(m), 401 (a)(4) and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, this Section shall be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. However, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan years.
(d)    For the purposes of satisfying the requirements of Sections 401(m), 401 (a)(4) or 410(b) of the Code, the Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(m), 401(a)(4) and 410(b) of the Code and the Regulations thereunder.
(e)    For purposes of determining the Contribution Percentage, (i) After-Tax Contributions are considered to have been made in the Plan Year as of which they are contributed to the Trust Fund and (ii) Matching Contributions will be considered made for a Plan Year if made before the last day of the twelve (12) consecutive month period immediately following the Plan Year to which those contributions relate.
3.12    Return of Excess Aggregate Contributions
(a)    If, after the last day of the Plan Year, the Administrator determines that the Average Contribution Percentage requirements of Section 3.11 (a) have not been satisfied, the Administrator, within 2½ months after the end of the Plan Year (but not later than the last day of the next Plan Year), shall first cause to be forfeited, if forfeitable, or if not forfeitable, distribute the Excess Aggregate Contributions, adjusted for any income or loss, to all affected Participants who are Highly Compensated Employees. The Administrator shall calculate any Excess Aggregate Contributions after determining the amount of Excess Deferrals pursuant to Section 3.1(b) and the amount of Excess Contributions pursuant to Section 3.9(a).
(b)    The income or loss allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income or loss allocable to Matching Contributions and After-Tax Contributions made on behalf of the Participant for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contribution on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant’s Matching Contribution Account and After-Tax Contribution Account balances on the last day of the Plan Year, without regard to any income or loss during the Plan Year.
(c)    The amount of Excess Aggregate Contributions for Highly Compensated Employees shall be determined as provided in this Section 3.12(c). First, the Contribution Percentage of the Highly Compensated Employee with the highest such Percentage will be reduced to the extent necessary to satisfy the Contribution Percentage test or cause the percentage for that Highly Compensated Employee to equal the percentage for the Highly Compensated Employee with the next highest such Percentage. Second, this process will be repeated until the Contribution Percentage test is satisfied. The total of such Excess Aggregate Contributions to be distributed shall then be distributed to Highly Compensated Employees in descending order commencing with the Highly Compensated Employee with the highest dollar amount of Excess Aggregate Contributions and other contributions to be distributed in order to satisfy the Contribution Percentage test, consistent with the provisions of final regulations under Section 401(k) of the Code.
(d)    Excess Aggregate Contributions forfeited in accordance with this Section 3.12 shall be treated as Annual Additions under Section 3.13 and shall be applied to reduce subsequent Matching Contributions, as provided in Section 7.3.

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(e)    Excess Aggregate Contributions distributed to Participants in accordance with this Section 3.12 shall be distributed in the following order: (i) from the Participant’s After-Tax Contribution Account and (ii) from the Participant’s Matching Contribution Account.
(f)    Notwithstanding the foregoing, Excess Aggregate Contributions will not be adjusted for income or loss from the period between the last day of the Plan Year and the date of distribution.
3.13    Maximum Annual Additions
(a)    Except to the extent permitted under Section 3.1(e) of the Plan and Section 414(v) of the Code, the Annual Addition to a Participant’s Accounts for any Limitation Year, when added to the annual additions for such year under any other defined contribution plans maintained by the Employer, shall not exceed the lesser of:
(i)    $40,000 as adjusted for increases in the cost of living under Section 415(d) of the Code, or
(ii)    100 percent of the Participant’s 415 Compensation (as defined below) for the Limitation Year.
For purposes of this Section, the default rules of Section 415 of the Code and the Treasury Regulations thereunder are incorporated herein by this reference unless an optional rule is set forth in this Section or elsewhere in the Plan.
(b)    For purposes of this Section, “415 Compensation” means a Participant’s wages that are required to be reported as wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to a Participant by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code (wages, tips and other compensation as reported on Form W-2) but determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) and amounts paid or reimbursed by the Employer for moving expenses incurred by a Participant but only to the extent that at the time of payment it is reasonable to believe that such amounts are deductible by the Participant under Section 217 of the Code. For purposes of this Section:
(i)    415 Compensation shall include (1) amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from a Participant’s gross income under Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) of the Code and elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) and (2) of the Code differential wage payments as defined in Section 414(u)(12) of the Code paid by the Employer to the extent such payments do not exceed the amounts the Participant would have received if he or she had continued to perform services for the Employer rather than entering qualified military service as defined in Section 414(u)(5) of the Code.
(ii)    415 Compensation shall exclude amounts paid by the Employer after Severance from Employment except for amounts that (1) represent payment for regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the Participant prior to his or her Severance from Employment, if the Participant had continued in employment with the Employer and (2) are paid by the end of the 2 1/2 month period following the Participant’s Severance from

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Employment or by the end of the Plan Year that includes the Participant’s Severance from Employment whichever is the latest to occur.
3.14    Return of Contributions to Employer
(a)    If all or part of the Employer’s contributions hereunder are conditioned upon their deductibility under Section 404 of the Code and the deduction for all or any part of such contributions to the Plan is disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made as soon as practicable within one (1) year after the disallowance. All contributions to the Plan are conditioned on their deductibility.
(b)    If a contribution is made due to a mistake of fact, the Employer may require the Trustee to return the contribution, without interest but reduced by any investment loss allocable to the contribution. The return shall be made as soon as practicable within one (1) year after the date the contribution was made.
Article IV

ROTH ELECTIVE DEFERRALS
4.1    General Application
(a)    The Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant’s Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals as described in Section 4.2.
(b)    Unless specifically stated otherwise, Roth Elective Deferrals will be treated as Before-Tax Contributions for all purposes under the Plan.
4.2    Separate Accounting
(a)    Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral account maintained for each Participant.
(b)    The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s account.
(c)    Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral account and the Participant’s other accounts under the Plan.
(d)    No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral account.
4.3    Direct Rollovers
(a)    Notwithstanding Section 9.6, a direct rollover of a distribution from a Roth Elective Deferral account under the Plan will only be made to another Roth elective deferral account under an applicable

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retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.
(b)    Notwithstanding Section 3.4, unless specifically stated otherwise, the Plan will accept a rollover contribution to a Roth Elective Deferral account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.
(c)    The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Elective Deferral account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral account is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Elective Deferral account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.
(d)    The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant’s Roth Elective Deferral account as a separate distribution from an amount distributed from the Participant’s other accounts in the Plan, even if the amounts are distributed at the same time.
4.4    Correction of Excess Contributions
(a)    In the case of a distribution of excess contributions as determined under the final regulations issued pursuant to Section 401(k) and Section 402A of the Code, a Highly Compensated Employee may designate the extent to which the excess amount is comprised of Before-Tax Contributions and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year.
(b)    If the Highly Compensated Employee does not designate which type of elective deferrals are to be distributed, the Plan will distribute Before-Tax Contributions first.
(c)    Any excess contribution shall be treated as an Excess Contribution as described in Section 3.9 and distributed within 2 ½ months after the end of the Plan Year.
4.5    Definition of Roth Elective Deferrals
A Roth Elective Deferral is an elective deferral that is:
(a)    Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan; and
(b)    Treated by the employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

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Article V

MAINTENANCE AND VALUATION OF ACCOUNTS
5.1    Maintenance of Accounts
The Administrator shall maintain for each Participant a separate Before-Tax Contribution Account, After-Tax Contribution Account, Matching Contribution Account, Roth Elective Deferral account, Rollover Account and any other accounts or subaccounts as the Administrator deems necessary or desirable.
5.2    Valuation of Accounts
As of each Valuation Date, the Administrator shall adjust the Accounts of each Participant to reflect contributions, withdrawals, distributions, income earned or accrued, expenses paid from the assets of the Plan and any increase or decrease in the fair market value of the assets of the Plan since the preceding Valuation Date; provided, however, that all such items shall be proportionally credited or debited, as applicable, based on the balances of each Participant’s Account as of the preceding Valuation Date, as adjusted to reflect the impact of any transactions during the period.
5.3    Account Statements
At least once a year, each Participant shall be furnished with a statement stating the dollar value of his Accounts and the vested portion of his Accounts.
Article VI

INVESTMENT OF CONTRIBUTIONS
6.1    Investment Funds
(a)    The Administrator from time to time shall direct the Trustee to establish and maintain one or more investment funds, hereinafter referred to as Funds, for the investment of assets of the Trust Fund. The number and type of Funds shall be determined by the Administrator, which may, in its discretion, direct the Trustee to establish and maintain one or more additional Funds or to delete one or more existing Funds. Such funds shall include a Company Stock Fund.
(b)    Pending the investment of any amounts in a Fund, the Trustee may invest assets of the Trust Fund temporarily in a qualified default investment alternative as defined in regulations issued by the Department of Labor. The Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of such Funds, all within the limitations specified in the Trust Agreement.
(c)    All interest, dividends and proceeds from the disposition of and other income received with respect to assets held with respect to each of the Funds shall be reinvested in the respective Fund and all expenses of the Trust that are properly allocable to a particular Fund shall be so allocated and charged.

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6.2    Investment of Participant’s Accounts
(a)    A Participant may, in accordance with applicable administrative procedures, specify the percentages of the Before-Tax Contributions (including Roth Elective Deferrals), After-Tax Contributions, Matching Contributions, and Rollover Contributions made by or on behalf of the Participant that shall be invested in each Fund maintained under the Plan.
(b)    If an investment fund is closed, the Participant shall redirect the investment of amounts held in a closing investment fund to a new or remaining investment fund. If a Participant does not provide timely affirmative investment instructions, the Administrator may establish procedures in accordance with section 404(c)(4) of ERISA under which amounts invested in a closing investment fund shall be transferred to a new or remaining investment fund. Such procedures shall be subject to the following:
(i)    Amounts invested in a closing investment fund shall be transferred to a new or remaining investment fund with the characteristics, including characteristics relating to risk and rate of return, that are reasonably similar to the characteristics of the closing investment fund; and
(ii)    At least 30 days and no more than 60 days prior to the effective date of the change, Participants shall be provided with written notice of the change and information comparing the existing funds and the new or remaining investment fund to which amounts invested in the closing investment fund will be transferred (in the absence of affirmative investment instructions from the Participant to the contrary).
(c)    If a Participant fails to direct the investment of his Account, it shall be invested in an investment fund selected by the Administrator until superseded by a subsequent election by the Participant. It is intended that the investment fund selected by the Administrator shall be a “qualified default investment alternative” as described in Section 404(c)(5) of ERISA and Department of Labor Regulations issued thereunder. Participants on whose behalf an investment in the default investment fund may be made shall be notified at least 30 days in advance of the first such investment and shall be notified at least 30 days in advance of each subsequent Plan Year. Any material relating to the Participant’s investment in the default investment fund (e.g., account statements, prospectuses) shall be provided to such Participants.
6.3    Responsibility for Investments
Each Participant is solely responsible for the selection of his investment options. Participants shall exercise such responsibility in a manner intended to relieve Plan fiduciaries from liability for investments in accordance with Section 404(c) of ERISA. The Trustee, the Administrator, the Employer and the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that a particular Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Fund. The Employer shall be the named fiduciary for the purposes of carrying out the Participant’s investment instructions.
6.4    Changing Investment Elections - Future Contributions
A Participant may, in accordance with applicable administrative procedures, change his investment election as to subsequent contributions, subject to the limitations of Section 6.2, as of any Valuation Date.

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6.5    Transfer among Funds
A Participant may, in accordance with applicable administrative procedures, elect to transfer all or a portion of the balance in all of his Accounts between and among Funds as of any Valuation Date.
6.6    Special Rules Concerning the Company Stock Fund
Consistent with the terms of the Trust Agreement, the following rules shall apply to the Company Stock Fund:
(a)    Voting. Voting, tender and similar rights with respect to Company Stock shall be passed through by the Trustee to Participants and Beneficiaries with accounts holding such securities. If the Trustee does not receive instructions with respect to shares, or if the Plan holds unallocated shares, the Trustee shall act with respect to those shares in the same proportion as the shares for which the Trustee has received instruction.
(b)    Confidentiality. The Trustee shall employ procedures to ensure that information relating to the purchase, holding, and sale of Company Stock and the exercise of voting, tender and similar rights with respect to Company Stock by Participants and Beneficiaries is maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with applicable law. The Administrator shall be responsible for ensuring that such procedures are sufficient to safeguard Participant confidentiality, such procedures are being followed, and that an independent fiduciary, such as the Trustee, is appointed under the circumstances described in Department of Labor Regulation section 2550.404c-1(d)(2)(ii)(E)(4)(ix).
(c)    Transfers/Restrictions. Transactions in Company Stock may be subject to such procedures or restrictions as the Company or the Administrator deem appropriate to comply with federal or state securities law consistent with Section 401(a)(35)(D)(ii)(II) of the Code. Otherwise, a Participant may direct the Administrator to transfer all or a portion of the Participant’s Account balance invested in Company Stock into other Funds in accordance with Section 6.5.
(d)    Construction. It is intended that transactions in the Company Stock Fund will be described in ERISA Section 404(c).
(e)    Compliance with Section 401(a)(35) of the Code. The Company Stock Fund shall comply with the requirements of Section 401(a)(35) of the Code. The diversification requirements shall apply as follows:
(i)    With respect to a Participant (including for this section an alternate payee who has an account under the Plan or a deceased Participant’s beneficiary), if any portion of the Participant’s account attributable to elective deferrals (as described in Section 402(g)(3)(A) of the Code), employee contributions or rollover contributions is invested in publicly traded employer securities, then the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options available under the Plan.
(ii)    With respect to a Participant who has completed at least three Years of Service (including for purposes of this section an alternate payee who has an account under the Plan with respect to such Participant or a deceased Participant’s beneficiary), if a portion of the Participant’s account attributable to employer nonelective contributions is invested in publicly traded employer securities, the Participant must be offered the

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opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options available under the Plan.
(iii)    At least three investment options (other than employer securities) must be offered to Participants described in (i) and (ii) above. Each investment option must be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities must be provided at least quarterly. Except as provided in Sections 1.401(a)(35-1(e)(2) and (3) of the Treasury Regulations, restrictions (either direct or indirect) or conditions will not be imposed on the investment of publicly traded employer securities if such restrictions or conditions are not imposed on the investment of other plan assets.
(f)    Limitation on New Acquisitions of Company Stock. Effective September 28, 2015 or such later date as is determined by the Administrator (the ''Limitation Date''), the following limits shall apply to new acquisitions of Company Stock. notwithstanding any other provision of the Plan to the contrary:
(i)    With respect to a Participant's election as to the investment of new contributions or loan repayments made to the Plan on and after the Limitation Date, allocations to the Company Stock Fund shall be limited to 25% of such contributions or repayments.
(ii)    In the event that, as of the Limitation Date and after the notice described below. a Participant's investment election allocation to the Company Stock Fund exceeds 25%. the allocation shall be reduced to 25%. and the difference between (x) the Participant's previously elected allocation to the Company Stock Fund and (y) the 25% limit described in (a) above shall be allocated to the Plan's "qualified default investment alternative" described in Section 6.2(c) applicable to the Participant. The Administrator shall provide advance notice to the Participant of the change in Plan terms with respect to future investment elections as to contributions to the Company Stock Fund and opportunity for the Participant to effect a new election as to the investment of future contributions in accordance with the principles applicable under section 404(c)(4) and (e)(5) of ERISA.
(iii)    If. at any time a transfer of balances pursuant to Section 6.5 is initiated, the value of the Participant's Account allocated to the Company Stock Fund exceeds 25% of the total value of the Participant" s Account, the transfer shall not be permitted and the Participant will be required to designate an alternative Fund to receive such transferred amounts. Similarly. to the extent a requested transfer pursuant to Section 6.5 would at the time of the transfer cause the value of the Participant's Account allocated to the Company Stock Fund to exceed 25% of the total value of the Participant's Account, the transfer shall be limited so as not to cause the allocation to the Company Stock Fund to exceed the 25% limit. and the Participant will be required to designate an alternative Fund to receive such excess amounts.
(iv)    The Administrator may adopt rules and administrative procedures to effect appropriate changes to Plan procedures and operations, including allocations in connection with periodic rebalancing, that are consistent with the intent to limit new contributions and transfers to the Company Stock Fund as provided above.

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Article VII

VESTING
7.1    Vesting in Before-Tax Contribution, After-Tax Contribution and Rollover Accounts
A Participant shall at all times have a one hundred percent (100%) nonforfeitable vested right to the value of his Before-Tax Contribution Account, After-Tax Contribution Account and Rollover Account.
7.2    Vesting in Matching Contribution Account
(a)    A Participant receiving Matching Contributions described in Section 3.3 shall have a one hundred percent (100%) nonforfeitable right to that portion of his Matching Contribution Account attributable to such contributions.
7.3    Forfeiture of Nonvested Interest
Upon a Participant’s Severance from Employment, the nonvested portion of a Participant’s Matching Contribution Account shall be forfeited at the earlier of the date he receives a distribution of the vested portion of his Account balance or the date he incurs five consecutive One-Year Breaks in Service or a one-year period of absence described in Section 7.4(a), whichever is applicable. The Administrator shall apply all forfeitures (i) by restoring the amount of previous forfeitures, in accordance with Section 7.4(b) or (c), (ii) by reducing the amount of Matching Contributions or other employer contributions (including Qualified Matching Contributions or Qualified Nonelective Contributions) required or made under the Plan for the then current Plan Year and allocating such forfeitures in a manner consistent with Section 3.3(a), or using them to pay reasonable administrative expenses of the Plan.
7.4    Restoration of Forfeitures and Service
(a)    If a former Participant whose Severance from Employment resulted in a forfeiture of the entire portion of his Account balance pursuant to Section 7.3 resumes participation in the Plan after at least five (5) consecutive One-Year Breaks in Service (with respect to Matching Contributions), he shall have no right to restoration of any previously forfeited portion of his Account. Such Participant’s Years of Service or period of employment after the Break in Service or period of absence shall not be taken into account in determining the Participant’s vested nonforfeitable right to the value of his Matching Contribution Account attributable to Matching Contributions made by the Employer before he resumed participation in the Plan.
(b)    If a former Participant (i) whose Severance from Employment resulted in a forfeiture of less than the entire portion of his Account balance pursuant to Section 7.3 did not receive a distribution pursuant to Section 9.3 and resumes employment as an Eligible Employee or (ii) whose Severance from Employment resulted in a forfeiture of the entire portion of his Account balance pursuant to Section 7.3 resumes employment as an Eligible Employee, in either case prior to incurring five (5) consecutive One-Year Breaks in Service or a one-year period of absence, whichever is applicable, the previously forfeited portion of his Account shall be restored upon his Reemployment Commencement Date. Such Participant’s Years of Service or period of employment before and after the Break in Service shall be taken into account in determining the Participant’s vested nonforfeitable right to the value of his Matching Contribution Account.

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(c)    If a former Participant whose Severance from Employment resulted in a forfeiture of less than the entire portion of his Account balance pursuant to Section 7.3 received a distribution pursuant to Section 9.3 and resumes employment as an Eligible Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the previously forfeited portion of his Account shall be restored upon the date on which the Participant repays in cash to the Plan the full amount of the distribution, in accordance with applicable administrative procedures. Such repayment must be made prior to the end of the five-year period commencing on the Participant’s Reemployment Commencement Date. Such Participant’s Years of Service before and after the Break in Service shall be taken into account in determining the Participant’s vested nonforfeitable right to the value of his Matching Contribution Account.
(d)    Notwithstanding any provision herein to the contrary, if a distribution is made at a time when a Participant has less than a one hundred percent (100%) nonforfeitable vested right to the value of his Matching Contribution Account and may increase his vested percentage in such Account after the distribution,
(i)    a separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and
(ii)    at any relevant time the Participant’s nonforfeitable portion of the separate account will be equal to an amount (“X”) determined by the formula:
X = P(AB + (R x D)) - (R x D)
For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution and R is the ratio of the account balance at the relevant time to the account balance after distribution.
Article VIII

WITHDRAWALS AND LOANS DURING EMPLOYMENT
8.1    After-Tax Contribution Account Withdrawals
A Participant may, in accordance with applicable administrative procedures, elect to withdraw all or a portion of his After-Tax Contribution Account from the Plan at any time. Any withdrawal made pursuant to this Section 8.1 shall be taken, to the extent available, prorata from the Investment Funds in the order established by the Administrator.
8.2    Rollover Contribution Account Withdrawal
A Participant may, in accordance with applicable administrative procedures, request a withdrawal of all or a portion of his Rollover Account, determined as of the Valuation Date coinciding with or immediately following receipt of such request. Any withdrawal made pursuant to this Section 8.2 shall be taken, to the extent available, pro rata from the Investment Funds.
8.3    Age 59½ Withdrawals
(a)    A Participant who has attained age 59½ and withdrawn all of his After-Tax Contribution Account pursuant to Section 8.1 above may, in accordance with applicable administrative procedures, request a

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withdrawal of all or a portion of his Before-Tax Contribution Account, determined as of the Valuation Date coinciding with or immediately following receipt of such request. Any withdrawal made pursuant to this Section 8.3(a) shall be taken, to the extent available, prorata from the Investment Funds in the order established by the Administrator.
(b)    A Participant who has attained age 59½ and has a one hundred percent (100%) nonforfeitable vested right to the value of his Matching Contribution Account may request a withdrawal of the entire portion of his individual Account, determined as of the Valuation Date coinciding with or immediately following receipt of such request. Any withdrawal made pursuant to this Section 8.3(b) shall be taken, to the extent available, prorata from the Funds and shall be subject to the provisions of Sections 8.1 and 8.3(a) above.
8.4    Hardship Withdrawals
(a)    A Participant who has suffered a Hardship may request a withdrawal of all or any portion of the value of his Before-Tax Contribution Account and any Qualified Non-Elective Contributions plus earnings, determined as of the Valuation Date coinciding with or immediately following receipt of such request. The request must be made in accordance with procedures prescribed by the Administrator.
(b)    The amount of any Hardship withdrawal shall not exceed the amount required to meet the immediate and heavy financial need created by the hardship, including the amount necessary to pay any income taxes and related penalties resulting from the distribution. The determination of the existence of the financial need and the amount necessary to meet that need shall be made by the Administrator in accordance with objective standards on a uniform and nondiscriminatory basis.
(c)    Any Hardship withdrawal made pursuant to this Section 8.4 shall be taken, to the extent available, prorata from the Investment Funds in the order in Section 8.3. All withdrawal payments shall be made in a lump sum in cash as soon as practicable after the Administrator makes its determination.
(d)    CARES Act Withdrawals. The Plan will permit withdrawals as set forth on Appendix G.
8.5    Loans to Participants
(a)    Loans. The Administrator or its delegate may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to loan a Participant amounts from the vested portion of his Accounts. All loans shall be in accordance with the terms, conditions, requirements and limitations specified in this Section 8.5 and any separate written document adopted by the Administrator and forming part of the Plan. It is intended that all loans made to Participants under this Section 8.5 shall meet the requirements of Section 72(p) of the Code.
(b)    Loan Administration. The loan provision of the Plan shall be administered by the Administrator, which shall establish the terms and conditions generally applicable to loans made under the Plan. The Administrator is authorized to delegate to the Trustee the authority to review loan requests, execute loan agreements and collect loan payments.
In administering the loan provisions of this Section 8.5, the Administrator shall:
(i)    adopt such rules and regulations as it deems necessary for the proper and efficient administration of loans, including, but not limited to, appropriate adjustments in the accounting provisions of the Plan as it deems necessary and advisable to facilitate and account for loans;

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(ii)    establish standards that shall be used to determine if a loan request should be approved;
(iii)    determine how the interest rate to be charged on outstanding loans is to be calculated and when the rate to be charged for new loans is to be changed;
(iv)    determine, from time to time, the minimum loan amount;
(v)    employ agents, attorneys, accountants, and other persons to administer the loan provision and to collect outstanding loans; and
(vi)    take all other actions necessary or advisable to carry out the provisions of this Section 8.6.
(c)    Loan Eligibility. Any Participant who is either (i) an Employee paid on the payroll system of the Employer or (ii) a former employee who is a party in interest as defined in Section 3(14) of ERISA with respect to the Plan may request a loan subject to the terms, conditions and limitations prescribed in this Section 8.5.
(d)    Loan Request. Each loan request must be made in accordance with procedures prescribed by the Administrator. Two loans may be granted concurrently and/or may be outstanding at any one time if one loan is a principal residence loan, which is a loan used to acquire a dwelling that within a reasonable period of time is to be used (determined at the time the loan is to be made) as the principal residence of the Participant.
(e)    Term of Loan and Payment. The Administrator or its delegate shall review each loan request and decide whether or not it shall be approved. The decision of the Administrator or its delegate regarding the approval of the loan request shall be final and binding on all parties. Each loan shall be evidenced by a promissory note executed by the borrowing Participant in a form approved by the Administrator and shall provide for payment of principal and interest based on substantially level amortization payments. All loans shall be subject to a specific repayment schedule with payments to be made not less frequently than quarterly over the term of the loan. The period of repayment for any loan shall in no event exceed sixty (60) months; provided, however, that the 60-month repayment period restriction shall not apply to any principal residence loan as defined in Section 8.5(d). The Administrator or its delegate shall have discretion to determine when and under what circumstances a principal residence loan shall be made and the loan repayment period for such loans.
A loan to a Participant shall be secured by the Participant’s Account. Loan payments shall be required to be made through payroll deductions, and all Participants shall be required to execute an irrevocable authorization directing the Employer to deduct the loan payments from the Participant’s wages or salary, which amounts shall be transmitted to the Trustee and applied against the outstanding loan balance. A Participant who terminated with an outstanding loan balance shall be permitted to continue to make loan repayments other than through payroll deduction by personal check or cash in accordance with the repayment schedule set forth in the promissory note. Participants may prepay the entire amount of the remaining unpaid principal balance (and all remaining interest due thereon) at any time without penalty.
(f)    Maximum Loan. Loans to a Participant (when added to the outstanding balance of all other loans from the Plan and any other qualified plan maintained by the Employer) shall not be in an amount that exceeds the lesser of:

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(i)    $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of other loans from the Plan on the date the new loan is made, or
(ii)    fifty percent (50%) of the vested portion of the Participant’s Account reduced by the then outstanding balance of any other loans that the Participant received from the Plan.
The Administrator shall also establish guidelines relating to the ability of the Participant to repay the loan, which shall determine the maximum amount of any loan which can be made to any Participant.
(g)    Interest. Each loan shall bear interest at a rate to be fixed by the Administrator and, in determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by commercial lending institutions. Interest rates shall be fixed for the terms of the loan at the time the loan is made, and the Administrator shall determine periodically the interest rate to be charged on new loans.
(h)    Failure to Repay Loans. The Administrator shall establish uniform rules to apply where a Participant fails to repay any portion of a loan made to him and accrued interest thereon in accordance with the terms of the loan, or where any portion of a loan and accrued interest thereon remains unpaid on a Participant’s Severance from Employment, if the Participant elects not to continue repayments on a non-payroll deduction basis as permitted by Section 8.5(e). Such rules shall not be inconsistent with Section 72(p) of the Code and Regulations thereunder. Loan repayments with respect to qualified military service will be suspended as permitted under Sections 414(u)(4) and 72(p) of the Code.
Notwithstanding the foregoing provisions of this Section 8.5(h), if a Participant loan remains unpaid at the time that a distribution is due the Participant (or his Beneficiary) under the Plan, the Administrator shall reduce the amount otherwise distributable to the Participant or Beneficiary by the unpaid balance of principal and accrued interest on the Participant’s loan and distribute (in kind) the promissory note or other agreement evidencing such loan in full or partial satisfaction of the obligation to distribute the Participant’s vested Account.
(i)    Directed Investment. Any loan to a Participant under this Section 8.5 shall be made prorata from the Investment Funds in which the Participant’s individual Account is invested, shall be charged against said Account and shall be treated as a segregated investment of the Participant’s Account. Any principal and interest paid on the loan shall be paid prorata to the Investment Funds in which are invested the Participant’s Accounts from which the loan was taken, in the same proportions as the amounts taken from those Accounts. Loan repayments shall be applied first to satisfy accrued loan interest and the remainder shall be applied to principal.
(j)    CARES Act Loans. The Plan will permit loans as set forth on Appendix G.
Article IX
DISTRIBUTIONS UPON SEVERANCE FROM EMPLOYMENT
9.1    Eligibility for Distribution
A Participant’s vested Account shall become payable upon Severance from Employment due to death, Disability, attainment of Normal Retirement Age or other termination of employment.

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A Participant’s Before-Tax Contributions, qualified nonelective contributions, qualified matching contributions and earnings attributable to these contributions shall be distributed on account of the Participant’s Severance from Employment.
9.2    Form of Payment
Benefits shall be paid in a single lump sum payment or in partial lump sum payments. The Administrator may adopt rules regarding the amount and frequency of partial lump sum payments.
9.3    Timing of Payment
Benefits that become payable in accordance with Section 9.1 shall be distributed as soon as administratively feasible after the Participant or the Beneficiary, as the case may be, elects, in accordance with procedures established by the Administrator, to receive a distribution.
If the vested value of a Participant’s Account is $1,000 or less at the time benefits become distributable in accordance with Section 9.1, the Participant or Beneficiary, as the case may be, shall be required to receive a distribution of the balance in a single lump sum as soon as administratively practicable.
9.4    Special Timing Rules
Unless a Participant elects otherwise, his vested Account shall be distributed to him no later than sixty (60) days after the close of the Plan Year in which occurs the latest of his Normal Retirement Age, the tenth (10th) anniversary of the year in which he commenced participation in the Plan or the date of his Severance from Employment. The failure of a Participant to consent to a distribution while his benefit is immediately distributable within the meaning of Section 411(a)(11) of the Code shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 9.4.
9.5    Proof of Death
The Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Administrator may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.
9.6    Direct Rollovers
(a)    In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 9.6, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Notwithstanding the foregoing, the amount to be distributed in a direct rollover to a Distributee who is not the must be paid in a direct trustee-to-trustee transfer to an individual retirement plan described in Section 402(c)(8)(B)(i) or (ii) of the Code that is established for the purposes of receiving the distribution on behalf of the nonspousal beneficiary.
(b)    Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (no less frequently than

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annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years of more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income; any hardship distribution. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After Tax employee contributions or Roth contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, a qualified defined benefit or defined contribution plan described in Section 401(a) or 403(a) of the Code, or an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(c)    Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401 (a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution, an annuity contract described in Section 403(b) of the Code and an eligible Plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for such amounts transferred into the plan from the Plan, or to a Roth IRA described in Section 408A(b) of the Code. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.
(d)    Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.
(e)    Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(f)    Nonspousal Rollovers. A distribute who is a designated beneficiary (as defined in Section 401(a)(9)(E) of the Code) of a deceased Participant and who is not the deceased Participant’s surviving Spouse (a “nonspousal beneficiary”) may elect, at the time and in the manner prescribed by the Administrator, to have any amount payable to him or her paid directly in a direct rollover. The amount to be distributed in the direct rollover must satisfy all of the requirement to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant’s Spouse and must be paid in a direct trustee-to-trustee transfer to an individual retirement plan described in Section 402(c)(8)(B)(i) or (ii) of the Code that is established for the purposes of receiving the distribution on behalf of the nonspousal beneficiary.
9.7    Minimum Required Distributions
The requirements of this Section shall take precedence over any inconsistent provisions of this Plan. Distributions in all cases will be made in accordance with Section 401(a)(9) of the Code and the regulations promulgated thereunder.
(a)    Time and Manner of Distribution.

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(i)    Required Beginning Date. The participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(ii)    Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:
(A)    If the participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72, if later.
(B)    If the participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(C)    If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(D)    If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (a)(ii), other than subsection (a)(ii)(A), will apply as if the surviving Spouse were the Participant.
For purposes of subsections (a)(ii) and (c), unless subsection (a)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (a)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection (a)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection (a)(ii)(A), the date distributions are considered to begin is the date distributions actually commence.
(iii)    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions shall be made in accordance with subsections (b) and (c) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.
(b)    Required Minimum Distributions during Participant’s Lifetime.
(i)    Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)    the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

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(B)    if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.
(ii)    Lifetime Required Minimum Distribution through Year of Participant’s Death. Required minimum distributions will be determined under this subsection (b) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(c)    Required Minimum Distributions after Participant’s Death.
(i)    Death on or after Date Distributions Begin
(A)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(1)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)    If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
(3)    If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)    Death before Date Distributions Begin

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(A)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection (c)(i).
(B)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(C)    Death of Surviving Spouse before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subsection (a)(ii)(A), this subsection (c)(ii) shall apply as if the surviving Spouse were the Participant.
(d)    Definitions.
(i)    Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.
(ii)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (a)(ii). The required minimum distribution for the Participant’s first distribution calendar year shall be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
(iii)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.
(iv)    Participant’s Account Balance. The Participant’s account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Participant’s account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(v)    Required Beginning Date. The required beginning date of a Participant is April 1 following the calendar year in which the Participant attains age 72 or if later, April 1 following the calendar year in which the Participant retires (except that benefit distributions to a 5 percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 72).

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(e)    Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in (a)(ii), but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant. The election will apply to all distributions.
(f)    Notwithstanding the foregoing, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 9.6 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan 2009 RMDs will be treated as eligible rollover distributions.
(g)    With respect to deaths on or after January 1, 2021, the Plan operates in accordance with the provisions of Code section 401(a)(9) as amended by P.L.116-94 and the provision of this paragraph (g) shall apply. Accordingly, distribution of the Participant’s entire interest in the Plan must be completed by December 31 of the calendar year containing the tenth anniversary of the Participant’s death, except that in the case of an eligible designated beneficiary, amounts may be distributed over the life of such eligible designated beneficiary beginning not later than 1 year after the date of the Participant’s death (or as otherwise permitted by Treasury or IRS guidance). For purposes of this paragraph, “eligible designated beneficiary” means an eligible designated beneficiary as defined under Code section 401(a)(9)(E)(ii) (the Participant’s surviving spouse, a minor child of the Participant, a person who is disabled or chronically ill, or any other beneficiary who is not more than 10 years younger than the Participant).
Article X

TOP HEAVY PROVISIONS
10.1    When Applicable
If the Plan is determined to be “Top Heavy” for any Plan Year, the provisions of this Article shall supersede any conflicting provisions of the Plan.
10.2    Top Heavy Determination
(a)    The Plan shall be Top Heavy with respect to any Plan Year in which, as of the “Determination Date”, the ratio of the present value of accrued benefits under all defined benefit plans in the “Aggregation Group” for “Key Employees” plus all account balances attributable to Employer and Employee contributions (except as otherwise noted below) under the Plan and all other defined contribution plans in the Aggregation Group, exceeds 60 percent of such present value of accrued benefits and such account balances for all Key Employees and Non-Key Employees under all plans in the Aggregation Group. If any individual has not performed services for any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, his accrued benefits and account balances shall not be taken into account to determine whether

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the Plan is Top Heavy. The accrued benefits and account balances of any individual who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. In any event, the calculation of the Top Heavy ratio and the extent to which distributions, tax deductible qualified employee contributions, rollovers and transfers are taken into account shall be in accordance with Section 416 of the Code and Regulations thereunder. When aggregating plans, accrued benefits and account balances under other plans will be calculated as of determination dates that are within the same calendar year.
(b)    Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.
(c)    Employees not performing services during year ending on the determination date. The accrued benefits and accounts for any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.
10.3    Minimum Contribution
For each year that the Plan is Top Heavy the Employer shall contribute to the Plan and allocate to the Matching Contribution Account of each Non-Key Employee (including such an individual who is eligible to participate but has not elected to do so in accordance with Article II) an amount that is not less in total than the lesser of three percent (3%) of the Non-Key Employee’s Compensation for the Plan Year or the greatest amount (expressed as a percentage of the Compensation) allocated to the Account of any Key Employee for that year. This minimum allocation shall be made even though, under other Plan provisions, the Eligible Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because of (i) his failure to be employed on a specified date such as the last day of the Plan Year, (ii) his failure to make mandatory contributions, if any, to the Plan, or (iii) his Compensation being less than a stated amount. This requirement shall not apply to the extent the Participant is covered under any plan or plans of the Employer and such Employer has provided that the minimum benefit or minimum allocation requirements applicable to Top Heavy Plans will be satisfied in the other plan or plans.
10.4    Vesting Rules
For any Plan Year in which the Plan is Top Heavy, the minimum vesting schedule described in Section 10.5 will apply to the Plan in lieu of the schedule provided in Section 7.2. The minimum vesting schedule applies to all accrued benefits within the meaning of Section 411(a)(7) of the Code, including benefits accrued before the Plan became Top Heavy. Further, no reduction in vested benefits may occur in the event the Plan’s status as Top Heavy changes for any Plan Year. However, this Section does not apply to the Account balance of any Employee who does not complete any Years of Service after the Plan has initially become Top Heavy and such Employee’s Account balance will be determined without regard to this Section.

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If the minimum vesting schedule shall apply, the nonforfeitable interest of such Participant in his Account balance attributable to Matching Contributions shall be determined on the basis of the following if such nonforfeitable interest is greater than that determined under Section 7.2:

Years of Service	Vested Percentage
Less than 2	0
2 but less than 3	20
3 but less than 4	40
4 but less than 5	60
5 but less than 6	80
6 or more	100

10.5    Dual Plan Special Limitations
If a Key Employee participates in both the Plan and a defined benefit plan maintained by the Employer, then for all years that the Plan and the defined benefit plan are Top Heavy and the Top Heavy ratio referred to in Section 10.7(b) does not exceed 90 percent, the minimum benefit described in Section 416(h)(2)(A) of the Code shall be provided under the defined benefit plan for each Non-Key Employee.
10.6    Aggregation Groups
(a)    Aggregation Group means a required or permissive aggregation group. The required aggregation group consists of each plan of the Employer in which a Key Employee is a participant and each other plan of the Employer which enables any plan of such Employer to meet the nondiscrimination requirements of Section 401(a)(4) of the Code. The Employer may permit any plan not required to be included in an Aggregation Group as being part of such group if such group would continue to meet the Section of the Code requirements previously set forth.
(b)    Each plan of the Employer required to be included in an Aggregation Group shall be treated as a Top Heavy Plan if such group is a Top Heavy group. A required aggregation will be considered a Top Heavy group if the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceed sixty percent (60%) of a similar sum determined for all Employees.
10.7    Key Employee Defined
Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $145,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability.

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10.8    Determination Date Defined
Determination Date means with respect to the initial Plan Year, the last day of the first Plan Year and, for each other Plan Year, the last day of the preceding Plan Year.
10.9    Matching Contributions
Matching Contributions described in Section 3.3 of the Plan shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
10.10    Contributions under Other Plans
The minimum benefit requirement shall be met as to non-Key Employees who participate in the Plan and in the PerkinElmer, Inc. Employees Retirement Plan by providing the minimum benefit required by Section 416 of the Code to such non-Key Employees under the PerkinElmer, Inc. Employees Retirement Plan.
Article XI

ADMINISTRATION OF PLAN
11.1    Records and Notices
The Administrator shall keep a record of all its proceedings and acts with respect to its administration of the Plan and shall maintain all such books of accounts, records and other data as may be necessary for the proper administration of the Plan. The Administrator shall have the discretionary authority to interpret the provisions of the Plan and Trust Agreement. The Administrator shall notify the Trustees of any action taken by the Administrator affecting the Trustees and its obligations or rights regarding the Plan and, when required, shall notify any other interested person or persons.
11.2    Powers and Duties
The Administrator has the following powers and duties:
(a)    To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account and the nonforfeitable percentage of each Participant’s Account;
(b)    To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of the Plan;
(c)    To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan’s operation;
(d)    To direct the Trustee as respects the crediting and distribution of the Trust Fund;

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(e)    To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;
(f)    To furnish the Employer with information which the Employer may require for tax or other purposes;
(g)    To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;
(h)    To engage the services of an investment manager or managers, as described in Section 12.3, each of whom will have power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and
(i)    To establish, in its sole discretion, a nondiscriminatory policy which the Trustee must observe in making loans, if any, to Participants and Beneficiaries.
All rules, procedures and decisions of the Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. Such rules, procedures and decisions so made shall be conclusive and binding on all persons having an interest in the Plan.
11.3    Claims Procedure
The Office of the Senior Vice President Human Resources (the “Claims Administrator”) shall make all initial determinations as to the right of any person to a benefit. If any application for payment of a benefit under the Plan shall be denied, the Claims Administrator shall notify the claimant within ninety (90) days of such application setting forth the specific reasons therefore and shall afford such claimant a reasonable opportunity for a full and fair review of the decision denying his or her claim. If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written notice of the extension prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render its decision. The Claims Administrator may delegate initial determinations as to the right of any person to a benefit to a member of his or her staff.
The notice of the initial denial shall set forth, in addition to the specific reasons for the denial, the following:
(a)    reference to pertinent provisions of the Plan;
(b)    such additional information as may be relevant to the denial of the claim;
(c)    an explanation of the claims review procedure; and
(d)    notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.
Within sixty (60) days following notice of denial of his or her claim, upon written request made by any claimant for a review of such denial to the Claims Administrator (or such other member of the Administrative

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Committee designated by the Committee to hear the appeal), the Claims Administrator shall take appropriate steps to review the denial in light of any further information or comments submitted by such claimant.
The Claims Administrator shall render a decision within sixty (60) days after the claimant’s request for review and shall advise said claimant in writing of the decision on such review, specifying reasons and identifying appropriate provisions of the Plan. If special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for the review. If the extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision is not furnished within such time, the claim shall be deemed denied on review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant without legal counsel, as well as specific references to the pertinent Plan provisions on which the decision is based.
A Participant must exhaust the Plan's claims review procedures before filing an action in court making claim for benefits. Any such action in court must be filed within three years from the date of the initial failure regarding the benefit claimed.
Article XII

MANAGEMENT OF FUNDS
12.1    Appointment of Trustee
The Company shall appoint one or more Trustees to receive and hold in trust all contributions paid into the Trust Fund. Such Trustee or Trustees shall serve at the pleasure of the Company and shall have such rights, powers and duties as the Company shall from time to time determine including but not limited to those stated below.
12.2    Investment of Trust Fund by Trustees
All contributions made to the Trust Fund pursuant to the Plan shall be paid to the Trustees and, except as herein otherwise provided, shall be held, invested and reinvested by the Trustees without distinction between principal and income in such securities or such other property, real or personal, wherever situated, as the Trustees shall deem advisable, including, but not limited to, shares of stock, common or preferred, whether or not listed on any exchange, participations in mutual investment funds, bonds and mortgages, and other evidences of indebtedness or ownership, or in loans to Participants (consistent with other provisions hereof), and participations in any common trust fund established or maintained by the Trustees for the collective investment of fiduciary funds and shall not be limited by any state statute or judicial decision prescribing or limiting investments appropriate for trustees. The Trustees shall hold and retain all the property and assets of the Trust Fund including income from investments and from all other sources, for the exclusive benefit of the Participants and their Beneficiaries, as provided herein, and for paying the costs and expenses of administering the Plan or Trust Fund, to the extent that the same are not paid by any Employer.
12.3    Investment of Trust Fund by Investment Manager
The Company may enter into one or more agreements for the appointment of one or more investment managers to supervise and direct all the investment and reinvestment of a portion or all of the Trust Fund in accordance with the provisions of the Plan in the same manner and with the same powers, duties, obligations,

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responsibilities and limitations as apply to the Trustees. As a condition to its appointment, an investment manager shall acknowledge in writing that it is a fiduciary with respect to the Trust Fund. An investment manager so appointed shall be an investment advisor registered under the Investment Advisors Act of 1940, a bank as defined in such Act or an insurance company that is qualified to manage the assets of employee benefit plans pursuant to the laws of more than one state. The Trustees shall be bound by the supervision and direction of the investment manager, unless and until the Company amends or revokes the appointment or authority of the investment manager.
The Company may furnish an investment manager with written investment guidelines for investment of the Trust Fund assets, which guidelines may include directions with respect to diversification of the investments. Any investment manager shall receive such reasonable compensation chargeable against the Trust Fund or payable by each Employer as shall be agreed upon by the Company. The Company may revoke any agreement with the investment manager at any time by thirty (30) days’ written notice to the investment manager. Any investment manager may resign by thirty (30) days’ written notice to the Committee.
12.4    Exclusive Benefit Rule
Except as otherwise provided in the Plan, no part of the corpus or income of the assets of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the assets of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.
12.5    Medium of Distribution
The Trustee shall cause all distributions to be made in cash. Notwithstanding the foregoing, if a Participant or Beneficiary whose Account is invested in Company Stock so elects in the manner prescribed by the Administrator, distribution of all or part of such interest shall be made in shares of Company Stock (with fractional shares paid in cash). The preceding sentence shall not apply in the case of hardship withdrawals pursuant to Section 8.4.
Article XIII

AMENDMENT, MERGER, TERMINATION OF PLAN
13.1    Amendment of Plan
The Company (for itself and other Employers) shall have the right at any time to amend the Plan, and retroactively if deemed necessary or appropriate, by written instrument approved by the Committee, except that no such amendment shall make it possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan; provided, however, that an amendment that is expected to have a significant cost impact (including, without limitation, an amendment to merge or terminate the Plan) as determined by the Committee whose determination will be final and binding, must be approved by the Board of the Company; and provided further that an Officer of the Company who is a member of the Committee may approve any amendment necessary to comply with the Code, ERISA or other applicable laws and regulations. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

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13.2    Merger or Consolidation
The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.
13.3    Additional Participating Employers
(a)    If any company is or becomes a subsidiary of or associated with the Company, the Committee may include any employees of that subsidiary or associated company in the participation of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or acquisition of all or part of the assets or business of another company or for purposes of a specific assignment at a specific location, the Committee shall determine to what extent, if any, previous service with the subsidiary, associated or other company or at the specific location shall be recognized under the Plan, but subject to the continued qualification and tax-exempt status of the Plan and trust, respectively, under the Code.
(b)    Any Employer may terminate its participation in and withdraw from the Plan upon appropriate action by its board of directors. In that event, the assets of the Plan held on account of Participants in the employ of that Employer, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that Employer, shall be determined by the Administrator. Those funds shall be distributed as provided in Section 13.4 if the Plan should be terminated with respect to the Employer, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Administrator, continuing the Plan as a separate plan for the Employees of that Employer under which the board of directors of that Employer shall succeed to all the powers and duties of the Board of Directors, including the appointment of an administrator for such separate plan. Except as required by applicable law, the withdrawal of an Employer from the Plan shall not constitute a partial or complete termination of the Plan as thereafter in effect with respect to any other Employer.
13.4    Termination of Plan
(a)    The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In the case of the termination or partial termination of the Plan, or of the complete discontinuance of Employer contributions to the Plan, affected Participants shall be one hundred percent (100%) vested in and have a nonforfeitable right to the total amount in all of their Accounts under the Plan as of the date of the termination or discontinuance. The total amount in each Participant’s Accounts shall be distributed, as the Administrator shall direct, to him or for his benefit or continued in trust for his benefit.
(b)    The Plan will be deemed terminated (i) if and when the Company is judicially declared bankrupt or executes a general assignment to or for the benefit of its creditors, (ii) if and when the Company is a party to a merger in which it is not the surviving organization unless the surviving organization adopts the Plan within sixty (60) days after the merger, or (iii) upon dissolution of the Company.

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Article XIV

MISCELLANEOUS PROVISIONS
14.1    Limitation of Liability
Neither the Company, any Employer, the Board of Directors, the Committee, the Administrator, nor any of their respective directors, officers and employees, shall incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence in relation to the Plan or the Trust Fund.
14.2    Indemnification
To the extent that the Administrator, or directors, officers and employees of the Company or of a participating Employer who act as or on behalf of the Administrator or otherwise as plan fiduciaries, are not protected and held harmless by or through insurance, the Company indemnifies and saves harmless the Administrator and any director, officer or employee of the Company or of a participating Employer who acts on behalf of the Administrator or otherwise as a plan fiduciary, from and against any and all loss resulting from liability to which the Administrator, director, officer or employee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in connection with the Plan or Trust Fund or both, including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Company.
14.3    Compliance with ERISA
Anything herein to the contrary notwithstanding, nothing above or any other provision contained elsewhere in the Plan shall relieve a fiduciary or other person of any responsibility or liability for any responsibility, obligation or duty imposed upon him pursuant to Title I, Part 4 of ERISA. Furthermore, anything in the Plan to the contrary notwithstanding, if any provision of the Plan is voided by ERISA Sections 410 and 411, such provision shall be of no force and effect only to the extent that it is voided by such Section.
14.4    Nonalienation of Benefits
(a)    None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of such Participant and, in particular, shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided.
(b)    Section 14.4(a) also shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is a qualified domestic relations order as defined in Section 414(p) of the Code.
(c)    The Plan may offset against the Account of any Participant, any amount that the Participant is ordered or required to pay under a judgment, order, decree or settlement described in ERISA Section 206(d)(4) and Section 401(a)(13)(C) of the Code.

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14.5    Employment not Guaranteed by Plan
Neither the establishment of the Plan nor its amendment nor the granting of a benefit pursuant to the Plan shall be construed as giving any Participant the right to continue as an employee of an Employer, as limiting the rights of such Employer to dismiss or impose penalties upon the Participant or as modifying in any other way the terms of employment of any Participant.
14.6    Form of Communication
Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Administrator, the Company, or an Employer in writing shall be made in such form as the Administrator, the Company or the Employer, as the case may be, shall prescribe. Such communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the addressee at its principal office, or to the Participant at his last known address, or upon personal delivery, if delivered to an officer of the addressee or to the Participant, as the case may be.
14.7    Facility of Payment
If the Participant entitled to receive payments hereunder is unable to care for his affairs because of illness, accident or disability, and a duly qualified guardian or legal representative is appointed for such Participant, the Administrator shall direct the Trustees to pay any amount to which the Participant is entitled to such duly qualified guardian or legal representative upon claim of such guardian or legal representative. If a duly qualified guardian or legal representative is not appointed for such Participant, the Administrator shall direct the Trustees to pay any amount to which the Participant is entitled to such person’s Spouse, child, grandchild, parent, brother or sister or to a person deemed by the Administrator to have incurred expense for such person entitled to payment. Any payment made pursuant to this Section 14.7 in good faith shall be a payment for the account of the Participant and shall be a complete discharge from any liability of the Trust Fund or the Trustees therefor.
14.8    Service in More Than One Fiduciary Capacity
Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan, the Trust Fund or both.
14.9    Binding Effect of Company’s Actions
Each Employer shall be bound by any and all decisions and actions taken by the Company hereunder.
14.10    Governing Law
Except to the extent inconsistent with and preempted by ERISA or other applicable Federal law, the Plan and all matters arising thereunder shall be governed by the laws of the Commonwealth of Massachusetts.
14.11    Military Service
Notwithstanding any other provision of the Plan to the contrary, service credit and contributions with respect to qualified Military Service will be provided in accordance with Section 414(u) of the Code. In addition, in accordance with Section 401(a)(37) of the Code, the survivors of a Participant who dies while performing qualified military service shall be entitled to additional benefits (other than benefit accruals relating to the period of qualified

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military service) that would be provided under the Plan if the Participant had resumed employment and then terminated employment on account of death. Thus, to the extent required by Section 401(a)(37) and Section 414(u)(8)(B), such a Participant shall be credited with vesting service for the period of the Participant’s qualified military service.
IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, the undersigned officer duly authorized has appended his signature this 22nd day of February 2021.
PerkinElmer, Inc.
By:    /s/ Joel S. Goldberg
Chair, Administrative Committee

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Appendix A
ADDITIONAL RULES FOR PUERTO RICAN PARTICIPANTS
(as amended and restated effective January 1, 2007)
1.    Purpose and Effect – The purpose of this Appendix A is to modify the Plan to comply with the retirement plan qualification requirements of Sections 1081.01 of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PRIRC”). This Appendix A shall only apply to those Employees who are residents of Puerto Rico for purposes of Section 1010.01(a)(30) of the PRIRC and whose compensation is considered gross income for purposes of Section 1031.01(a) of the PRIRC (the “P.R. Participants”).
This Appendix A was originally effective on May 28, 1999, and at the time it incorporated the retirement plan qualification requirements of Section 1165 of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PRIRC-1994”). This Appendix A was subsequently amended effective as of January 1, 2002. Unless otherwise noted herein, this Appendix A, as amended, shall be effective as of January 1, 2011.
2.    Type of Plan – It is the intent of the Employer that, with regard to the P.R. Participants, the Plan be a profit-sharing plan with a cash or deferred arrangement qualified in the United States pursuant to Section 401(a) of the Code and in Puerto Rico pursuant to Section 1081.01(a) of the PRIRC (i.e., a dual-qualified plan). The Plan is funded through a trust fund located in the United States.
3.    Before-Tax Contributions – Notwithstanding the provisions of Section 3.1(b) of the Plan, effective for the Plan Years beginning on January 1, 2011 and the Plan Year beginning on January l, 2012, a P.R. Participant’s Before-Tax Contributions shall be subject to the annual limit set forth in Section 1081.01(d)(7)(A)(i) of the PRIRC, and effective for Plan Years beginning on or after January l, 2013, a P.R. Participant’s Before-Tax Contributions shall be subject to the annual limit set forth in Section 1081.01(d)(7)(A)(ii) of the PRIRC.
4.    Catch-up Contributions – Notwithstanding the provisions of Section 3.1 (e) of the Plan, a P.R. Participant’s catch-up contributions shall be subject to the annual limit set forth in Section 1081.01(d)(7)(C)(i) of the PRIRC. The Administrator may reduce the amount of a P.R. Participant’s catch-up contributions to the extent the Administrator, in its sole discretion, considers such reduction to be necessary or appropriate to comply with the limit set forth in Section 1081.01(d)(7)(C)(i) of the PRIRC.
5.    After-Tax Contributions – Notwithstanding the provisions of Section 3.2 of the Plan, a P.R. Participant’s After-Tax Contributions shall be subject to the limit set forth in Section 1081.01(a)(15) of the PRIRC. The Administrator may reduce the amount of a P.R. Participant’s After-Tax Contributions to the extent the Administrator, in its sole discretion, considers such reduction to be necessary or appropriate to comply with the limit set forth in Section 1081.01(a)(15) of the PRIRC.
6.    Rollover Contributions – Notwithstanding the provisions of Section 3.4 of the Plan, a P.R. Participant may make a Rollover Contribution only if such contribution is a direct or indirect rollover of all or part of a lump-sum distribution from another retirement plan qualified in the United States under Section 401(a) of the Code and in Puerto Rico under Section 1081.01(a) of the PRIRC and the contribution otherwise meets the provisions of Section 402(c) of the Code and Section 1081.01(b)(2)(A) of the PRIRC.
7.    Roth Elective Deferrals – Notwithstanding the provisions of Article IV of the Plan, a P.R. Participants may not make Roth Elective Deferrals.

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8.    Conditions on Employer Contributions – Employer contributions to the Accounts of the P.R. Participants are expressly conditioned on their deductibility for Puerto Rico income tax purposes under Section 1033.09(a)(1)(C) of the PRIRC for the taxable year for which contributed. If the Puerto Rico Department of the Treasury (“Hacienda”) disallows the deduction such contributions shall be returned to the Employer within one year after the disallowance of the deduction (to the extent disallowed). Employer contributions to the Accounts of the P.R. Participants shall be paid to the Trustee not later than the due date for filing the Employer’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.
9.    PRIRC Nondiscrimination Tests – Each Plan Year the Plan will have to satisfy the following PRIRC nondiscrimination tests: (1) the minimum coverage test of Section 1081.01(a)(3) of the PRIRC; (2) with regard to Before-Tax Contributions, the actual deferral percentage test of Section 1081.01(d)(3)(A)(ii) of the PRIRC; and (3) with regard to Employer contributions other than Before-Tax Contributions, the general nondiscrimination test on benefits and contributions of Section 1081.01(a)(4) of the PRIRC. In determining the Plan’s compliance with PRIRC Sections 1081.01(a)(3) and (4), the only Employees to be taken into account shall be those Employees who, during the Plan Year for which the relevant tests are performed, were: (i) active Employees; (ii) non-excludable Employees pursuant to Section 1081.01(a)(3)(C) of the PRIRC; and (iii) bona fide residents of Puerto Rico pursuant to Section 1010.01(a)(30) of the PRIRC and whose compensation is considered gross income for purposes of Section 1031.01(a) of the PRIRC. Notwithstanding the foregoing, pursuant to Article 1165-3(a)(1) of the regulations under the PRIRC-1994, the Employer reserves the discretion to perform the PRIRC nondiscrimination tests for any or all Plan Years by taking into account those Employees working both in the United States and Puerto Rico who would be taken into account for the relevant Plan Year for purposes of performing the minimum coverage test of Section 410(b) of the Code.
Effective for Plan Years commenced on or after January l, 2012, for purposes of determining the Plan’s compliance with the PRIRC nondiscrimination tests the term “Employer” shall include the Employer and any subsidiary or affiliated company that has to be aggregated as a single employer for purposes of Section 1081.01(a)(14) of the PRIRC, and shall adopt by reference the equivalent provisions of Sections 414(b), (c) and (m) of the Code.
10.    Highly Compensated Employees – Notwithstanding the provisions of Section 1.37 of the Plan, for purposes of determining the Plan’s compliance with the PRIRC nondiscrimination tests, the term “Highly Compensated Employee” shall be defined pursuant to Section 1081.01(d)(3)(E)(iii) of the PRIRC to include an Employee who is: (1) an officer of the Employer; (2) a shareholder holding more than 5% of the voting shares or total value of all classes of stock of the Employer; or (3) an Employee who in the preceding tax year had Compensation from the Employer in excess of the annual limit set forth in Section 414(q)(1)(B) of the Code. The term “Non-Highly Compensated Employee” shall mean an Employee who is not a Highly Compensated Employee.
11.    Direct Rollovers – Notwithstanding the provisions of Section 9.6 of the Plan, for Puerto Rico income tax purposes a Direct Rollover by the Plan to an Eligible Retirement Plan specified by a Distributee who is a resident of Puerto Rico for purposes of Section 1010.01(a)(30) of the PRIRC (a “P.R. Distributee”) shall be treated as a taxable distribution to the P.R. Distributee, unless: (l) the Eligible Rollover Distribution is all or part of a single lump sum payment pursuant to Section 1081.01(b)(l) of the PRIRC, and (2) the Eligible Retirement Plan is a qualified employees’ trust described Section 1081.01(a) of the PRIRC or an individual retirement account or individual retirement annuity described in Section 1081.02 of the PRIRC.
12.    Taxation of Distributions – Distributions of benefits to a P.R. Distributee shall be subject to the P.R. income taxation rules of Section 1081.01(b) of the PRIRC and the Trustee or its designee shall be responsible

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for withholding any applicable P.R. income taxes and reporting the distributions to the P.R. Distributee and Hacienda in Form 480.7C.
13.    Plan Merger – Notwithstanding Section 13.2 of the Plan, any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to another trust as applied to an P.R. Participant under Plan section 13.2 will be limited to such other plan and trust that is qualified in the United States under Section 401(a) of the Code and in Puerto Rico under Section 1081.01(a) of the PRIRC.
14.    Plan Termination or Discontinuance of Contributions – Notwithstanding Section 13.4 of the Plan, the Trustee or its designee shall not be required to make any distribution from the Trust to a P.R. Participant in the event the Plan is terminated, until such time as Hacienda shall have determined in writing that such termination will not adversely affect the prior qualification of the Plan under the PRIRC.
15.    Governing Law – With respect to the P.R. Participants and the participating employers engaged in trade or business in Puerto Rico, the provisions of this Appendix A shall be governed and construed according to the PRIRC, where such law is not in conflict with such applicable federal laws, including ERISA.
16.    Application of Plan Terms – Unless otherwise noted in this Appendix A, all terms and provisions of the Plan shall continue to apply to the P.R. Participants.

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Appendix B
PREPARTICIPATION SERVICE
Employees of the following entities shall receive credit under the Plan for preparticipation service within the meaning of Treasury Regulation Section 1.401(a)(4)-11(d)(3)(ii)(A) for the following entities as of the dates indicated:

ENTITY	DATE
Packard Bioscience Company	November 13, 2001
Analytical Automation Specialists, Inc.	April 2, 2001
Lumen Technologies, Inc.	January 31, 2000
Wolfram, Inc.	January 31, 2000
Voltarc Technologies, Inc.	January 31, 2000
ILC Technology, Inc.	January 31, 2000
ORC Technologies	January 31, 2000

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Appendix C
EFFECTIVE DATE OF ADOPTION OF 5% MATCHING CONTRIBUTION
Life Sciences Divisions 154 and 179                February 1, 2001
All Other Life Sciences SBU                    January 1, 2003
Corporate (SBU 011)                        January 1, 2003
Analytical Instruments (SBU 193 and 229)                January 1, 2003
OptoElectronics (generally)                    January 1, 2009
OptoElectronics (grandfathered ERP
participants)                            January 31, 2011 (pro rated)

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Appendix D
FLUID SCIENCES PARTICIPANTS
Active Participants employed by the Fluid Sciences Strategic Business Unit at the sites identified below ceased to be employed by the Company as of the transaction dates identified below (each, a “Transaction Date”). Any such Fluid Sciences Participant who remained employed by the Company through his applicable Transaction Date shall have a fully vested and nonforfeitable right to his Account.

Division	Location Number(s)	Transaction Date
Industrial Technologies	San Antonio – 043	November 9, 2005
Aerospace	Beltsville – 075 Phelps – 025	December 6, 2005 December 6, 2005
	Warwick – 031,040	December 6, 2005
Semiconductor	Daytona	February 28, 2006

With respect to such Fluid Sciences Participants for the Plan Year ending December 31, 2005 (December 31, 2006 with respect to Semiconductor employees), the Employer shall make Matching Contributions, as of the Transaction Date, on behalf of each such Participant who is employed on the Transaction Date. The amount of Matching Contributions allocable to the Matching Contribution Account of each such eligible Fluid Sciences Participant shall be 55% of the Participant’s matched contributions for the part of the Plan Year in which he is a Participant.

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Appendix E
IDS PARTICIPANTS
IDS Participants. Active Participants employed by the Company’s Illumination and Detection Solutions (“IDS”) business ceased to be employed by the Company and its affiliates as of November 28, 2010 (the “Final Employment Date”). Any such IDS Participant who remained employed by the Company through the Final Employment Date shall have a fully vested and nonforfeitable right to his Account.
With respect to such IDS Participants who are “Grandfathered Participants” described in Section 3.3(b)(ii) of the prior Plan, for the Plan Year ending December 31, 2010, the Employer shall make Matching Contributions, as of the Final Employment Date, on behalf of each such Participant who is employed on the Final Employment Date. The amount of Matching Contributions allocable to the Matching Contribution Account of each such eligible Grandfathered Participant shall be 55% of the Participant’s matched contributions (not exceeding 6% of Compensation) for the part of the Plan Year ending December 31, 2010 in which he is a Participant.
With respect to IDS Participants who are eligible to receive a Matching Contribution described in Section 3.3(a) of the Plan, the provisions of Section 3.3(a)(ii) shall be applied for the Plan Year ending December 31, 2010 by substituting the words “the Final Employment Date” for the words “December 1 of such Plan Year.”
For the avoidance of doubt, compensation attributable to periods on and after the Final Employment Date shall be disregarded for all purposes under the Plan and, on and after the Final Employment Date, PerkinElmer Illumination, Inc., PerkinElmer LED Solutions, Inc., and PerkinElmer Sensors, Inc. shall no longer be treated as Employers under the terms of the Plan because such entities have, following the Final Employment Date, ceased to be a subsidiaries or affiliates of the Company.

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Appendix F
ADOPTING EMPLOYERS
August 1, 2019

PerkinElmer Inc	04-2052042
PerkinElmer Holdings Inc	04-2436772
PerkinElmer Informatics Inc	04-2897700
PerkinElmer Health Sciences	04-3361624
Novascreen Biosciences Corp	86-0593048
Caliper Life Sciences Inc	33-0675808
PerkinElmer Genetics Inc	25-1645804
Viacord LLC	04-3201419
Bioo Scientific Corp	87-0781699
EUROIMMUN US Incorporated	20-1507364
Cisbio US Inc.	77-0688289
Solus Scientific Solutions, Inc.	83-1089050

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Appendix G
CARES ACT PROVISIONS

CARES Act Withdrawal and Loan Provisions, the Plan permits COVID-related withdrawals and COVID-related loans.
(a)    The Plan permits COVID-related withdrawals as provided for under the CARES Act. A COVID-related withdrawal is a distribution (which may be an in-service withdrawal) taken prior to December 31, 2020, not to exceed $100,000 or the Participant’s Account balance (if less) made to a CARES Act Qualifying Individual who makes a certification that the amount of the withdrawal, when combined with all withdrawals required to be aggregated with the Plan COVID-related withdrawal, does not exceed $100,000. A COVID-related withdrawal is not subject to mandatory 20% withholding and receives other favorable tax treatment as provided in the CARES Act.

(b)    The Plan permits COVID-related loans as provided for under the CARES Act. A COVID-related loan is a loan made prior to September 23, 2020, not to exceed $100,000 or the Participant’s Account balance (if less) made to a CARES Act Qualifying Individual who is a current Employee and who makes a certification that the amount of the loan, when combined with all loans required to be aggregated with the Plan COVID-related loan, does not exceed $100,000. The Plan permits a CARES Act Qualifying Individual to elect to delay for up to one year loan repayments otherwise due from April 1 through December 31, 2020.

(c)    “CARES Act Qualified Individual” means a Participant who has certified in the form provided by the recordkeeper that:

(i)    The Participant, the Participant’s spouse or Participant’s dependent is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention;

(ii)    The Participant experiences adverse financial consequences as a result of being quarantined, being furloughed or laid off, or having work hours reduced due to SARF-CoV-2 or COVID-19;

(iii)    The Participant experiences adverse financial consequences as a result of being unable to work due to lack of childcare due to SARS-CoV-2 or COVID-19;

(iv)    The Participant experiences adverse financial consequences as a result of closing or reducing hours of a business that the Participant owns or operates due to SARS-CoV-2 or COVID-19; or

(v)    The Participant is treated as eligible under guidance issued by the IRS.

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(d)    The Plan Administrator or recordkeeper may adopt administrative rules and procedures provisions regarding COVID-related withdrawals, loans and repayment delays, including amortization schedules, that are permitted by the CARES Act. The provisions of this Section, including any rules and procedures adopted by the Plan Administrator or recordkeeper pursuant to the previous sentence, apply notwithstanding any conflicting requirements of any other Plan provision.

Required Minimum Distributions. The Plan temporarily waives required minimum distributions for Participants who are required to take such distributions in 2020. For Participants who have already begun taking Required Minimum Distributions or who reached age 70 ½ in 2019 and were required to begin in 2020, distributions requirements are waived for 2020.
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